Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

The Sponsor, Trustee and Unit Holders of Equity Focus Trusts—Uncommon Values Aggressive Growth Series, 2002 and Uncommon Values Growth & Income Series, 2002:

We consent to the use of our report dated July 16, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

KPMG LLP

New York, New York
July 16, 2002